UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 12, 2013

TAL INTERNATIONAL GROUP, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-126317	20-1796526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Manhattanville Road

Purchase, New York 10577-2135

(Address of Principal Executive Offices, including Zip Code)

Telephone: (914) 251-9000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On March 12, 2013, TAL International Container Corporation (“TAL”), a direct wholly owned subsidiary of TAL International Group, Inc. entered into a $450,000,000 revolving Senior Secured Credit Agreement with the lenders from time to time party thereto, Bank of America, N. A. as Administrative Agent and Collateral Agent, Merrill, Lynch Pierce, Fenner and Smith, Incorporated, Wells Fargo Securities, LLC and RBC Capital Markets, as Joint Lead Arrangers. The term of the agreement is five years and the interest rate is based on a grid with an initial interest rate of LIBOR plus 1.75%. The transaction documents contain customary affirmative and negative covenants, financial covenants, representations and warranties, and events of default, which are subject to various exceptions and qualifications. TAL will use the net proceeds to purchase equipment and for other general corporate purposes.

On March 14, 2013 TAL Advantage III LLC, an indirect wholly owned subsidiary of TAL International Group, Inc., notified the Series 2009-1 Noteholders that it is reducing the Existing Commitment by $50,000,000 from $600,000,000 to $550,000,000 effective upon the expiration of the 30 day notice period.

Item 2.03. Creation of Certain Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAL International Group, Inc.

Dated: March 14, 2013	By:	/s/ Jeffrey Casucci
Name: Jeffrey Casucci
Title: Vice President and Treasurer